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                                  EXHIBIT 10.7
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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter this "Agreement") is entered into on this 9th day of December, 1996, by and between Stephen A. Horvath, now residing at 5 Oskaloosa Court, Rockville, Maryland, 20855, (the "Employee"), Suburban Bank of Maryland, 7505 Greenway Center Drive, Greenbelt, Maryland, 20768, (the "Employer")and Suburban Bancshares,Inc., a Delaware Corporation ("Bancshares").

                                    RECITAL

         The Employee is hereby employed as President and Chief Executive Officer of Suburban Bank of Maryland (hereinabove defined as the "Employer" and hereinafter sometimes referred to as "Suburban Bank") under, and subject to, the terms of this Employment Agreement.

         NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

                 (a)      Commencement Date.  January 1, 1997.

                 (b) Bank Regulatory Agency. As used in this Agreement, "Bank Regulatory Agency" shall mean any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over the Employer or any transaction contemplated, undertaken or proposed to be undertaken by the Employer. Bank Regulatory Agency shall include, but not necessarily be limited to:

                          (1)     The Federal Deposit Insurance Corporation or
any other federal or state depository insurance organization or fund; and

                          (2)     The Federal Reserve System, the Comptroller
of the Currency, the Maryland Division of Financial Regulation, or any other federal or state bank regulatory or commissioner's office; and

                          (3)     Any corporation, bridge bank, fund
association, or other entity established, organized, owned (in whole or in part) or controlled by any of the foregoing; and

                          (4)     Any predecessor, successor or assignee of the
foregoing.

         2.      Acceptance of Offer; Term.

                 (a) Construction of Agreement. For all purposes contained herein, this Agreement shall, unless and until accepted as provided for herein by the Employee, be considered to be a contingent offer of employment by the Employer, but until properly accepted by the Employee, this Agreement shall not become operative and shall not constitute an agreement for the employment of the Employee. Accordingly, unless and until properly accepted by the Employee, this Agreement shall impose no duties or obligations on either party hereto.

                 (b) Manner of Acceptance. Execution of this Agreement by both the Employee and the Employer.

                 (c) Commencement of Time to Accept Offer. This Agreement shall be accepted within Fifteen (15) days after its presentation to the Employee.

                 (d) End of Time to Accept; Lapse of Offer. If the Employee does not accept the offer contained herein in the manner set forth above, the offer contained in this Agreement shall lapse and will thereafter be of no further force and effect.

                 (e) Initial Term of Accepted Agreement. Except as provided for below under "Rights to Terminate Agreement", the Initial Term of this Agreement shall expire on December 31, 1998.

                          (1)     Renewals and Extensions; Subsequent Annual
Terms.  After the Initial Term of this
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Agreement, this Agreement shall automatically renew for successive One (1) year terms each of which shall expire on December 31 of each successive year unless:

                                  (A)      the Employee provides notice to the
Employer at least Thirty (30) days before the end of any term that he does not wish to renew the contract for an additional annual term, in which event this Agreement will expire at the end of the contract term in which the Employee gives such notice to the Employer; or

                                  (B)      The Employer provides notice to the
Employee at least Thirty (30) days before the end of any term that the Employer does not wish to renew this Agreement for an additional annual term, in which event, this Agreement will expire at the end of the contract term in which the Employer gives such notice to the Employee.

         3.      Duties of the Employee.

                 (a) Nature and Substance. Upon acceptance hereof by the Employee, the Employer will employ the Employee as an executive officer of the Employer. The Employee shall report directly to the Chairman of the Board of Directors (the "Chairman") and shall be under the direction of the Chairman. The specific powers and duties of the Employee shall be established, determined and modified by and within the discretion of the Board of Directors of the Employer (the "Board of Directors"), and at a minimum will include (but not necessarily be limited to):

                          (1)     The coordination and leadership of the
efforts of the Employer to achieve and maintain any and all necessary and/or appropriate Bank Regulatory Agency approvals and permissions prerequisite to its successful continued operation including coordination of the professional services of counsel, accountants and bank consultants.

                          (2)     The provision of any and all services
necessary, appropriate and/or helpful to operations of the Employer at a minimum of additional cost or overhead to it.

                          (3)     The provision of updates, status reports and
such other data and information as may be reasonably required by the Employer and Bank Regulatory Agencies.

                          (4)     Subject to guidelines and/or criteria
established by the Employer, the hiring, promotion, supervision, retention and discharge of all employees except for its executive officers.

                          (5)     The formulation and implementation of
employee personnel policies and benefits, subject to approval by the Board of Directors.

                          (6)     The promotion of the reputation and business
of the Employer within the community.

                          (7)     The advancement of the business purposes of
the Employer, including, but not limited to business development, customer, depositor and public relations.

                          (8)     Participation in and service upon such
committees and subcommittees as may be directed by the Board of Directors without additional compensation to that set forth hereinbelow.

                          (9)     Supervision of the maintenance of the books
and accounts and the supervision and maintenance of accounts payable and expenses of the Employer and the reporting of the status thereof at each scheduled or called meeting of the Board of Directors or any committee thereof. Provided, however, that all expenditures on behalf of the Employer shall be approved in accordance with the terms and conditions of procedures established by the Board of Directors.
                          (10)  Serve as a member of the Employer's Board of
Directors.

                          (11)    The Employee further agrees to be present or
available at the Offices of the Employer during normal business hours, or he shall be performing services on behalf of the Employer during normal business hours (which shall mean an average of not less that forty (40) hours per week) and such additional hours as may be necessary and appropriate to work for the Employer and to assist, direct or supervise the operations and other employees of the Employer upon such terms, conditions, rules, policies and regulations as may be set by the Board of Directors of the Employer from time to time. The Employee agrees to devote his full time and attention and best efforts toward the successful operation of the Employer.
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                 (b)      Performance of Services.  The Employee shall
discharge his duties to the best of his ability for and on behalf of the Employer. The Employee shall comply with all laws, statutes, ordinances, rules and regulations relating to his employment and duties. During the term of this Agreement, the Employee shall not at any time or place directly or indirectly engage or agree to engage in any business or practice related to the banking business with or for any other person or entity to any extent whatsoever, other than to the extent required by the terms and conditions of this Agreement.

                 (c) Additional Services to Suburban Bancshares, Inc. The Employee shall also, as part of this Employment Agreement, perform services as President and Chief Operating Officer of Suburban Bancshares, Inc., the parent corporation of the Employer, without additional compensation to that set forth hereinbelow, such services to include such items as described in paragraph 3(a) above. If elected, the Employee agrees to serve on the Suburban Bancshares, Inc, Board of Directors.

         4. Payment Amount; Terms. As full compensation for all services rendered pursuant to this Agreement and the covenants contained herein, the Employer shall pay to the Employee the following:

                 (a) Base Compensation. Base compensation of One Hundred Thirty-Five Thousand and 00/100 Dollars ($135,000.00) per annum, payable as set forth below. The Board of Directors shall review this amount annually and may grant such raises as in its discretion are deemed warranted.

                          (1)     Base Salary Rate.  Salary to begin on the
Commencement Date at the above annual rate.

                          (2)     Bonuses.  Such discretionary bonuses as may
be determined and approved by the Board of Directors from time to time.

                          (3)     Method of Payment.  The Employer shall pay
the Employee's salary in accordance with its regular payroll periods as may be set by it from time to time, but at least twice monthly. Payment of all salaries shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by an employer to an employee.

                 (b) Vacation and Leave. The Employee shall be entitled to such vacation and leave as may be provided for under the current and future leave and vacation policies of the Employer for executive officers.

                 (c)      Office Space.    The Employer will provide customary
office space and office support to the Employee beginning on the Commencement Date.

                 (d) Car or Car Allowance. The Employer will provide to the Employee the full time use of a Buick, Pontiac or Mercury car, either owned or leased by the employer, plus provide all insurance, maintenance, gas and oil and all related expenses for the operation of the vehicle which is customary in the banking industry in the primary service area of the Employer.

                 (e) Insurance. The Employer will provide the Employee with health, life, disability and such other insurance benefits as the Employer may determine appropriate and proportionately similar to that which it arranges for all executive personnel.

                 (f) Expense Account. The Employee is authorized to incur reasonable expenses for promoting the business of the Bank including membership fees, dues and the cost of attending meetings and conventions which the Employee incurs in his capacity as President or Chief Executive Officer of the Bank and which are reasonably necessary for the performance of his duties and responsibilities. Such business expenses shall be incurred in accordance with the general policies of the Bank as established from time to time.

                 (g) Retirement Plan and Deferred Compensation. The Employee shall be entitled to participate in any and all retirement programs of the Employer which are applicable to executive personnel of the Employer, including, but not limited to, the cash or deferred Section 401 (k) plan of the Employer. In addition to such participation, the Employee shall be entitled to deferred compensation equal to Ten (10%) Percent of the Employee's annual base compensation, accruing monthly on the first day of each month throughout the term of the Employer's employment, reduced by the annual Employer contribution to the Employee's said 401(K)plan account.

                 (h) Merger or Buy-out Termination or Non-renewal Compensation. In the event this Agreement
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is terminated or not renewed by the Employer at the next opportunity for termination or non-renewal as a result of any merger or buy-out or "Change in Control" (as hereinafter defined) of the Employer at any time during the term of this Agreement, the Employer shall continue to pay to the Employee a sum equal to that provided in Paragraph 6 (b), below, plus the sum of One Hundred
Thousand ($100,000.00) Dollars. The compensation hereinabove provided in this Paragraph 4 (h), shall also be payable to the Employee in the event that the Employee, coincident with any such merger or buy-out or coincident with any "Change in Control" of the Employer (as hereinafter defined) elects to terminate his Employment. For purposes of the foregoing, "Change in Control" shall be defined as any circumstance under which neither Winfield M. Kelly, Jr. nor Marlin Husted (nor the Employee himself, if thus appointed subsequent hereto)remains as Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer of Suburban Bancshares, Inc.

                 (i) Officers and Directors Liability Insurance. The Employer shall provide such insurance coverage as is provided for other directors and officers of Employer and its parent corporation, Suburban Bancshares, Inc., for the benefit and protection of the Employee from all claims, lawsuits and causes of action arising out of, or related to, the performance of Employee's duties, except for matters described in Paragraph 6 (c), below.

         5. Conditions Subsequent to Continued Operation and Effect of Agreement. This Agreement shall be subject to the following conditions subsequent to its continued operation and effect:

                 (a) Approval by Bank Regulatory Agencies. This Agreement and all of its terms and conditions and the selection of the Employee named herein, and the continued operation and effect of this Agreement and the Employer's continuing obligations hereunder shall at all times be subject to the continuing approval of any and all Bank Regulatory Agencies whose approval is a necessary prerequisite to the continued operation of the Employer.

                 (b) Compliance With Bank Regulatory Agency Requirements. Should any terms or conditions of this Agreement, upon subsequent detailed review by any Bank Regulatory Agency, be found to be not in compliance with federal or state bank regulations, or should any terms or conditions required to be included herein by any such Bank Regulatory Agency be absent, this Agreement may be rescinded by the Employer if the parties hereto cannot agree upon such additions, deletions, or modifications as may be deemed necessary or appropriate under such federal or state regulations and the interpretations thereof. Any term or condition of this Agreement which violates or is deemed to violate any then-applicable rule, regulation, order or understanding promulgated by any Bank Regulatory Agency, or any payment, compensation, or other consideration provided for hereunder shall be modified or deleted to conform to any such Bank Regulatory Agency rule, regulation, order or understanding.

         6.      Rights to Terminate Agreement.

                 (a) Breach or Default Under Agreement. Either party may terminate this Agreement for breach or default as provided hereinbelow.

                 (b) Termination Without Cause/Severance. The Employee may terminate this Agreement in accordance with Paragraph 2(e)(1)(A), above. The Employer may terminate this Agreement in accordance with Paragraph 2(e)(1)(B), above. If the Employer thus terminates the Employee's employment under the terms of Paragraph 2(e)(i)(B) or for any reason other than those specified in paragraph (c) below, at any time during the initial two (2) year term of this agreement, then the Employer shall pay to the Employee a sum equal to Employee's base compensation for the duration of said initial term, which shall not be less than twelve months compensation. If the Employer thus terminates the Employee's employment under the terms of Paragraph 2(e)(i)(B) or for any reason other than those specified in paragraph (c), below, at any time after such initial two (2) year term, then the Employer shall pay to the Employee a sum equal to the compensation provided for the duration of the then applicable term of the Employee's employment, plus an additional twelve (12) months of compensation at Employee's then current base compensation. The Employee shall also be entitled, in the event of such termination without cause, to a lump sum payment of Twelve Thousand and 00/100 ($12,000) Dollars in lieu of continuation of health insurance, life insurance, disability insurance, retirement funding and other Employee benefits; which benefits under Paragraph 4 shall cease upon such termination.

                 (c)      Termination With Cause; Procedure.

                          (1)     Termination of Compensation.  If the Employer
terminates the Employee for cause as set forth in this paragraph, then the compensation payments provided for herein shall cease.

                          (2)     Definition of Cause:  Under this Agreement,
"cause" shall be defined to be:
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                          (A)     Any willful act or action on the part of the
Employee done in connection with or associated with the services rendered by the Employee under this Agreement for which a criminal prosecution (other than traffic and misdemeanor actions) is commenced by the prosecuting authorities in the jurisdiction in which such act or action occurred. For the purposes of this Agreement, the commencement of a criminal prosecution shall be deemed to have occurred upon the filing of a criminal information against the Employee or the indictment of the Employee by any local, state or federal authority.

                          (B)     Any act of theft, fraud, deceit,
misrepresentation, assault or battery done by the Employee in connection with or associated with the services rendered by the Employee to the Employer under this Agreement.

                          (C)     Any act, action, failure to act or omission
which constitutes gross misconduct or gross negligence in connection with or associated with the services rendered by the Employee under this Agreement, provided that the procedures of paragraph 6(c)(3) are followed.

                          (3)     Procedure for Termination With Cause:  The
procedure for termination with cause shall be as follows:

                          (A)     For any reason specified in paragraph
6(c)(2)(A), the Employee shall be terminated upon the commencement of prosecution, as of the date of the act to which that paragraph applies.

                          (B)     For any reason specified in Paragraphs
6(c)(2)(B)or 6(c)(2)(C), unless ordered by or agreed to differently between the Employer and a Bank Regulatory Agency, the Employer shall give the Employee written notice of the cause alleged to be the basis for the Employee's termination. The Employee shall thereafter have a period of Thirty (30) days from the date of the receipt of the Employer's written notice in which to dispute and/or explain the situation(s) referred to in the Employer's written notice, including, if appropriate, a response to Bank Regulatory Agencies. If the Employee does not respond to the Employer's notice, the Employee shall be deemed to have agreed to the Employer's and/or the Bank Regulatory Agency's allegations and the termination shall be effective as of the date of the Employer's written notice. If the Employee disputes the allegations contained in the Employer's and/or the Bank Regulatory Agency's notice, the Employee shall notify the Employer in writing within the time period set forth above and the Employer and the Employee shall set a meeting to discuss a resolution of the dispute. If the parties and/or any Bank Regulatory Agency do not reach agreement as to the Employee's termination, within Forty-five (45) days of the Employer's notice, the Employer, by a majority of its Board of Directors, shall have the right to terminate the Employee and to discontinue the compensation payments to the Employee. If the Employee nevertheless still disagrees that his termination was proper under the terms of this Agreement, both parties hereto by their execution hereof agree, unless otherwise ordered by or agreed to differently between any Bank Regulatory Agency and the Employer, to submit to binding arbitration under the rules, regulations and procedures of the American Arbitration Association with the costs of such arbitration to be borne by the losing party.

                 (d) Death or Disability: If the Employee should be unable to perform his professional duties due to death or disability (as defined in the Employer's then in effect disability insurance policy covering officers of the Employer), then the compensation provided for hereinabove shall cease upon the Employee's death or at the end of the Employer's disability insurance policy elimination period, and if the disability is temporary, shall resume upon the Employee's return to full time employment and the end of payments to the Employee under the Employer's disability insurance policy.

         7. Representations and Warranties of the Employee. The Employee represents and warrants to the Employer the following:

                 (a) Information Supplied to the Employer. All information and data, including but not limited to, personal data, work histories, salaries and responsibilities, represented and provided to the Employer by the Employee in his application for the position provided for herein are true and correct in all material respects and the Employee has not stated any facts or circumstances, nor has he failed to disclose any facts or circumstances to the Employer the statement or omission of which would cause the Employee's application to be false or misleading in any material respect.

                 (b) Prior Employment Agreements. The Employee is not now a party to or bound by any employment, consulting or other type of agreement, nor has he been a party to or bound by any such agreement, which would be breached by, or of which the Employee would be in default, by virtue of any provision contained in this Agreement with the Employer, nor is the Employee a party to any such agreement which would compete with or constitute a conflict of
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interest with this Agreement and the Employee's duties and obligations to the
Employer.

                 (c) Bank Regulatory Agency Approval. To the best of the Employee's knowledge, information and belief, there are no facts or circumstances contained in the Employee's personal or professional history which are likely to, or which in fact will, cause any Bank Regulatory Agency having jurisdiction over the Employer to fail to approve Employee's employment (where such approval may be required) or, after approval, to withdraw, suspend or substantially modify its approval of the Employee as President and Chief Executive Officer of the Employer or President and Chief Operating Officer Suburban Bancshares, Inc.

         8.      Covenants of the Employee.

                 (a) Agreement Not to Compete. In the event the Employee terminates or declines to renew this Agreement for any reason whatsoever, for a period of time defined as the "non-competition period", from and after the last day the Employee performs services for compensation on behalf of the Employer, the Employee covenants and agrees that the Employee:

                          (1)     Shall not accept employment by or on behalf
of any bank headquartered in Prince George's County, or Montgomery County, Maryland, nor in such capacity shall he directly or indirectly request or advise any present or future investors, depositors or customers of the Employer to curtail or discontinue their business with the Employer, nor in this capacity shall the Employee directly or indirectly induce, or attempt to induce any employee of the business to terminate his employment with the Employer.

                          (2)     Shall not directly or indirectly disparage
the business of the Employer, nor disclose any information relating to the Employer's business, processes, trade secrets, procedures, computer software or any other information learned as an employee of the Employer, to any person, firm or corporation, whether such person, firm or corporation shall be a present or former customer or employee of the Employer;

                          (3)     Shall not directly or indirectly discuss or
disclose to any other person, firm or corporation the names of past, present or future customers or employees of the Employer.

                 (b)      "Non-competition Period" Defined.  The
non-competition period shall be One (1) year.

         9.      Confidential Information.

                 (a) Proprietary Information. The Employee acknowledges that upon acceptance of employment hereunder, the Employee will be making use of, acquiring and adding to the Employer's confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to the Employer's business operations, internal structure, financial affairs, programs, software, systems, procedures, manuals, confidential reports, and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Employer's suppliers, and customers, all of which shall be deemed to be confidential information. The Employee acknowledges that such confidential information has been and will continue to be of central importance to the business of the Employer and that disclosure of it or its use by others could cause substantial loss to the Employer. In consideration of his anticipated and thereafter continued employment by the Employer, upon acceptance hereof, the Employee agrees that during the entire period of his employment with the Employer, and upon and after leaving the employ of the Employer for any reason whatsoever, the Employee shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by the Employee as a result of the Employee's employment with the Employer, nor shall the Employee reveal to any person or entity any trade secrets of the Employer, but the Employee shall hold all of the same confidential and inviolate.

                 (b) Property of the Employer. All contracts, agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to the Employer (hereinafter referred to as "Records") shall at all times be and remain the property of the Employer. Upon termination of the Employee's employment with the Employer for any reason whatsoever, the Employee shall return to the Employer all Records (whether furnished by the Employer, by a third party or prepared by the Employee), and the Employee shall neither make nor retain any copies of any such Records after such termination.

                 (c) Inventions and Creations. All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by the Employee while employed by the Employer, which relate in any manner whatsoever to the business, existing or proposed of the Employer or any other business or research development effort in which the Employer or any of its subsidiaries or affiliates engages during the Employee's employment by the Employer, will be disclosed promptly by the Employee to the Employer and shall be the sole and exclusive property of the Employer.

         10.     Breach; Remedies.

                 (a) Right to Cure; Default. In the event either party shall be alleged to be in breach of this Agreement, written notice shall be given by the other party and a Thirty (30) day opportunity to cure shall be provided. After such Thirty (30) day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated by written notice to the breaching or defaulting party.

                 (b) Injunctive Relief. In the event of a breach of this Agreement, the Employer shall be entitled to injunctive relief restraining the Employee from taking or continuing any action which would constitute a breach of the covenants contained herein. Such injunctive remedies shall not be exclusive and shall be in addition to any and all other remedies which may be available to the Employer at law or equity, including, without limitation, the recovery of direct, indirect, incidental, consequential and/or punitive damages.

         11. Entire Agreement: This Agreement represents the entire agreement of the parties relating to the services of the Employee. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

         12.     Miscellaneous.

                 (a) Severability; Court Enforcement. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.

                 (b) Waiver. The Employer and the Employee each reserve the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

                 (c) Choice of Law. It is the intention of the parties hereto that this Agreement shall be governed by the laws of the State of Maryland.

                 (d) Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and upon the Employee, his heirs, guardians and personal and legal representatives.

                 (e) Gender. The use of the masculine gender herein shall be deemed to be or include the feminine gender, wherever appropriate.

                 (f) Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

                 (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 (h) Headings. The Section and paragraph headings used herein are for convenience and reference only and shall not enter into the interpretation hereof.

                 (i)      Representation by Counsel.

                          (1)     Counsel for the Employer.  The parties hereto
acknowledge that Stephen C. Hosea, of the law firm of McNamee, Hosea, Jernigan & Kim, P.A., Suite 200, 6411 Ivy Lane, Greenbelt, Maryland 20770 has acted as counsel to the Employer in this matter.

                          (2)     Counsel for the Employee.  The parties hereto
acknowledge that the Employee, for the purposes of this Agreement, has sought and obtained, or acknowledges his right and opportunity to seek and obtain the advice of his independent legal counsel with regard to the contents and interpretation of this Agreement and each party hereto is fully and independently apprised of the meaning and legal effect of this Agreement.

                 (j) Modifications. There shall be no modification or amendment of this Agreement except by written amendment hereto signed by both parties.

         IN WITNESS WHEREOF this Agreement has been executed by the parties of the day and year first above written.


WITNESS/ATTEST:                     SUBURBAN BANK OF MARYLAND

         /s/                                         /s/
Stephen C. Hosea                    Winfield M. Kelly, Jr.
---------------------------         --------------------------------------------
                                    Winfield M. Kelly, Jr., Chairman

                                    SUBURBAN BANCSHARES, INC.

         /s/                                         /s/
Stephen C. Hosea                    Winfield M. Kelly, Jr.
---------------------------         --------------------------------------------
                                    Winfield M. Kelly, Jr., Chairman

         /s/                                         /s/
M. Kathleen Kinter                  Stephen A. Horvath
---------------------------         --------------------------------------------
                                    Stephen A. Horvath